SUB-ITEM 77Q1(e)
                                AMENDMENT NO. 5
                                       TO
                      MASTER INVESTMENT ADVISORY AGREEMENT

         This Amendment dated as of September 15, 2004, amends the Master Investment Advisory Agreement (the "Agreement"); dated June 21, 2000, between AIM Equity Funds, a Delaware statutory trust, and A I M Advisors, Inc., a Delaware corporation.

                              W I T N E S S E T H:

         WHEREAS, the parties desire to amend the Agreement to change the name of portfolio, AIM Basic Value II Fund to AIM Select Basic Value Fund.

         NOW, THEREFORE, the parties agree as follows;

         1. Appendix A and Appendix B to the Agreement are hereby deleted in their entirety and replaced with the following:

                                  "APPENDIX A
                           FUNDS AND EFFECTIVE DATES


NAME OF FUND                               EFFECTIVE DATE OF ADVISORY AGREEMENT
------------                               ------------------------------------

AIM Aggressive Growth Fund                             June 1, 2000
AIM Blue Chip Fund                                     June 1, 2000
AIM Capital Development Fund                           June 1, 2000
AIM Charter Fund                                       June 1, 2000
AIM Constellation Fund                                 June 1, 2000
AIM Core Strategies Fund                             December 28, 2001
AIM Dent Demographic Trends Fund                       June 1, 2000
AIM Diversified Dividend Fund                        December 28, 2001
AIM Emerging Growth Fund                               June 1, 2000
AIM Large Cap Basic Value Fund                         June 1, 2000
AIM Large Cap Growth Fund                              June 1, 2000
AIM Mid Cap Growth Fund                                June 1, 2000
AIM Select Basic Value Fund                           August 29, 2002
AIM U.S. Growth Fund                                  August 29, 2002
AIM Weingarten Fund                                    June 1, 2000

                                   APPENDIX B
                          COMPENSATION TO THE ADVISOR


         The Trust shall pay the Advisor, out of the assets of a Fund, as full compensation for all services rendered, an advisory fee for such Fund set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Fund.


                           AIM AGGRESSIVE GROWTH FUND

NET ASSETS                                                   ANNUAL RATE
----------                                                   -----------
First $150 million...........................................   0.80%
Over $150 million............................................   0.625%


                               AIM BLUE CHIP FUND
                          AIM CAPITAL DEVELOPMENT FUND

NET ASSETS                                                   ANNUAL RATE
----------                                                   -----------
First $350 million...........................................   0.75%
Over $350 million............................................   0.625%


                                AIM CHARTER FUND
                             AIM CONSTELLATION FUND

NET ASSETS                                                   ANNUAL RATE
----------                                                   -----------
First $ 30 million...........................................   1.00%
Over $30 million to and including $150 million...............   0.75%
Over $150 million............................................   0.625%


                        AIM DENT DEMOGRAPHIC TRENDS FUND

NET ASSETS                                                   ANNUAL RATE
----------                                                   -----------
First $2 billion.............................................   0.77%
Over $2 billion..............................................   0.72%

                            AIM EMERGING GROWTH FUND

NET ASSETS                                                   ANNUAL RATE
----------                                                   -----------
First $ 1 billion............................................   0.85%
Over $ 1 billion.............................................   0.80%



                         AIM LARGE CAP BASIC VALUE FUND

NET ASSETS                                                   ANNUAL RATE
----------                                                   -----------
First $ 1 billion............................................   0.60%
Over $1 billion to and including $ 2 billion.................   0.575%
Over $ 2 billion.............................................   0.55%

                            AIM CORE STRATEGIES FUND
                         AIM DIVERSIFIED DIVIDEND FUND
                           AIM LARGE CAP GROWTH FUND
NET ASSETS                                                   ANNUAL RATE
----------                                                   -----------
First $ 1 billion............................................   0.75%
Over $1 billion to and including $ 2 billion.................   0.70%
Over $ 2 billion.............................................   0.625%

                            AIM MID CAP GROWTH FUND

NET ASSETS                                                   ANNUAL RATE
----------                                                   -----------
First $ 1 billion............................................   0.80%
Over $ 1 billion.............................................   0.75%


                          AIM SELECT BASIC VALUE FUND
                              AIM U.S. GROWTH FUND
NET ASSETS                                                   ANNUAL RATE
----------                                                   -----------
First $1 billion.............................................   0.75%
Over $1 billion to and including $ 2 billion.................   0.70%
Over $2 billion..............................................   0.65%


                              AIM WEINGARTEN FUND

NET ASSETS                                                   ANNUAL RATE
----------                                                   -----------
First $30 million............................................   1.00%
Over $30 million to and including $350 million...............   0.75%
Over $350million.............................................   0.625%"


         2. In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers on the date first written above.

                                              AIM EQUITY FUNDS


Attest:   /s/ Lisa Moss                       By:    /s/ Robert H. Graham
          ---------------------------                --------------------------
              Assistant Secretary                       Robert H. Graham
                                                        President

(SEAL)

                                              A I M ADVISORS, INC.


Attest:   /s/ Lisa Moss                       By:    /s/ Mark H. Williamson
          ---------------------------                --------------------------
              Assistant Secretary                       Mark H. Williamson
                                                        President


(SEAL)

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